UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2017
OLD PSG WIND-DOWN LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events.

On November 1, 2017, Old PSG Wind-down Ltd. (formerly known as Performance Sports Group Ltd.) (the “Company”) issued a press release announcing that the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) has approved the disclosure statement (the “Disclosure Statement”) with respect to the first amended joint Chapter 11 plan of liquidation (the “Plan”) in the Debtors’ jointly administered Chapter 11 cases pending in the Bankruptcy Court filed by the Company and its affiliated debtors (collectively, the “Debtors”). The Bankruptcy Court also approved the related solicitation procedures and materials and authorized the Debtors to commence soliciting creditors and holders of equity interests entitled to vote to accept or reject the Plan. The Company had previously obtained authorization from the Ontario Superior Court of Justice (Commercial List) (the “Canadian Court”) to solicit votes and elections by holders of claims and equity interests with respect to the treatment of their claims and equity interests through the Plan in accordance with, and pursuant to, the process approved by the Bankruptcy Court. The Bankruptcy Court and Canadian Court are jointly overseeing the Debtors’ restructuring proceedings.

The Plan is based on a global settlement among the Debtors and their stakeholders that, among other things, is intended to provide for payment to the Debtors’ creditors in the full amount of their allowed claims and the potential distribution of the Debtors’ remaining assets to the Company’s shareholders of an as yet indeterminate amount. The Plan also incorporates a settlement that provides for distributions to the Plumbers & Pipefitters National Pension Fund, in its capacity as court-appointed lead plaintiff (the “Lead Plaintiff”) in the securities class action litigation styled as Nieves v. Performance Sports Group Ltd., et al., Case No. 1:16-CV-3591-GHW (S.D.N.Y.) on behalf of the Lead Plaintiff and a putative class and resolves certain disputes regarding confirmation of the Plan.

The Debtors intend to proceed expeditiously to commence the mailing of ballots and other solicitation materials (the “Solicitation Materials”) concerning the Plan in connection with the solicitation of votes to accept or reject the Plan. If the Plan is accepted by the necessary number and amount of the Debtors’ stakeholders entitled to vote, the Debtors will seek confirmation of the Plan by the Bankruptcy Court and a companion distribution and approval order (the “CCAA Approval Order”) from the Canadian Court, under the Companies’ Creditors Arrangement Act, to effectuate the Plan in the United States and Canada, respectively. A joint hearing before the Bankruptcy Court and the Canadian Court to confirm the Plan and obtain the CCAA Approval Order is currently scheduled to be heard on or about December 20, 2017.

The Plan and the Disclosure Statement are available on https://cases.primeclerk.com/PSG and www.ey.com/ca/psg.

The Solicitation Materials are available on www.ey.com/ca/psg.

A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release, dated November 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2017

OLD PSG WIND-DOWN LTD.

By:	/s/ Brian J. Fox
	Name:	Brian J. Fox
	Title:	Chief Restructuring Officer